UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2022

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 7th Ave, Floor M1

New York, New York 10018

(Address of principal executive offices, including zip code)

(212) 609-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 27, 2022, the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”) increased the size of the Board to nine directors and appointed Vanessa Pegueros, Bruce Hansen, and Yael Zheng (together, the “New Directors”) as directors. Ms. Pegueros and Mr. Hansen were each appointed as Class I directors with terms expiring at the Company’s 2025 Annual Meeting of Stockholders, and Ms. Zheng was appointed as a Class III director with a term expiring at the Company’s 2024 Annual Meeting of Stockholders. The New Directors were selected cooperatively pursuant to the terms of an agreement previously entered into among the Company and Starboard Value LP and certain of its affiliates on July 20, 2022 (the “Starboard Agreement”), which was attached as Exhibit 10.1 to the current report on Form 8-K filed by the Company on July 21, 2022. As a result of the appointment of the New Directors and pursuant to the Starboard Agreement, the Board will rebalance its director classes and disclose the resulting changes to its classes following the date hereof.

Ms. Pegueros and Mr. Hansen were appointed to serve on the Board’s Operating Committee. Additional committee appointments for the New Directors will be subsequently disclosed.

Ms. Pegueros brings to the Company over three decades of experience and leadership in software, technology and cybersecurity. Most recently, she served as the Chief Trust & Security Officer of Onelogin, Inc., the identity platform for secure, scalable and smart experiences that connect people to technology. Mr. Hansen brings to the Company three decades of experience building and leading companies across the burgeoning big data, AI/analytics, and fintech industries. He previously co-founded and served as Chairman and CEO of ID Analytics (now part of LexisNexis Risk Solutions), a leader in consumer risk management software solutions. Ms. Zheng brings to the Company over two decades of experience and leadership in B2B software, marketing and customer engagement. Most recently, she served as Chief Marketing Officer of Bill.com Holdings, Inc., a provider of cloud-based software that automates back-office financial operations for small and midsize businesses.

The New Directors will receive standard director fees and benefits, including an initial grant of equity under the Company’s 2019 Stock Incentive Plan. There is no arrangement or understanding between any of the New Directors and any other persons or entities pursuant to which such persons were appointed as a director. None of the New Directors is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company intends to enter into its form of director and executive officer indemnification agreement with each of the New Directors, a copy of which has been filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2012.

ITEM 8.01 Other Events.

On December 27, 2022, the Company issued a press release announcing the appointments of the New Directors. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued December 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)
Date: December 30, 2022
	By:	/s/ Monica L. Greenberg
Monica L. Greenberg Executive Vice President, Business Affairs and General Counsel

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